Exhibit 10.11

Form of Agreement for Digital Marketing

Date:

place of signing:

Party A:

Party B:

In accordance with the provisions of the relevant laws, regulations and rules of the People’s Republic of China, Party A and Party B shall sign this Contract on the basis of equality, voluntary agreement and mutual agreement through consultation.

Article 1 Entrusted project

1. Party A entrusts Party B to carry out product planning, design, promotion, etc., that is, Party B shall plan, creative and manage the advertising activities of Party A and the corresponding products.

2. Party B shall give full play to the overall requirements of Party A’s product strategic planning and the advantages and characteristics of Party A’s ability to Party B’s ability to achieve the effective dissemination of Party A’s products.

Article 2 Term of entrustment

The validity period of this contract is from ___________ to ___________.

Article 3 Project Content

1. Party B shall provide Party A with product planning services composed of strategy promotion part and creative design services.

2. After the signing of this Contract _____ After 1 working days, the contract shall be deemed to come into force.

3. During the specific operation of this Contract, the third-party outsourcing service project shall be signed into a single contract by both parties in accordance with the terms and principles of this Contract. Prior to the implementation of the project, both parties shall contact with the meeting and written work requirements (fax), and confirm the signature documents in writing.

4. In case of any changes and modifications during the operation of the business, both parties must contact them in writing within 24 hours, and take the documents finally signed and confirmed by both parties as the basis for the changes and operation.

5. The work of each project shall start with the signing of Party A or a single project contract. After the completion of various projects, Party A shall conclude with the signing and acceptance of various documents, reports, certificates, manuscripts and relevant financial documents submitted by Party B.

6. Party A may, as necessary, request Party B to attend the communication meeting at the place designated by Party A at any time, and Party B shall report the results according to Party A’s requirements .If Party A attend the relevant meeting at the request of Party A, the head of the project working group shall attend it in person and put forward opinions according to the meeting.

Article 4 Contract payment and settlement method

Payment method: Party A will pay the fees to Party B in the form of bank transfer.

Bank account information of Party B is as follows:

account title:

bank of deposit:

Account, number:

Issue an invoice

(1) Party B shall issue an invoice for Party A that meets the requirements of the national tax authorities.

(2) Party A’s billing information is as follows

Invoice type:

Invoice head: Company Tax number:

Contents of billing:

Account, No.:

bank of deposit:

Registered address & Phone Number:

Both parties shall bear all kinds of taxes and fees arising from this Contract; the information service fees incurred by Party A’s payment to Party B shall be borne by Party A itself.

For specific information service fees and settlement and payment methods, see the Settlement Form of each period. If there is any difference between the Settlement Form and this contract, the payment amount shall prevail.

Article 5 Rights and obligations of Party A

1. Party A shall provide relevant information of enterprises and products; to ensure the comprehensiveness of Party B’s information, and thus to be conducive to product planning, design, promotion and service work;

2. Party A shall pay the contract payment to Party B on time as agreed herein.

3. Party A shall actively cooperate with Party B to carry out various preparations.

4. Right to require Party B to provide the services stipulated in this Contract on time and with good quality.

5. During Party B performs the services stipulated in this Contract, Party A has the right to send personnel to supervise.

6. If members of Party B’s project working group, working ability and attitude do not meet Party A’s requirements, Party A shall have the right to request immediate replacement.

7. When Party A issues work instructions to Party B, Party B shall be responsible to give a clear work briefing.

8. Party A shall have the right to modify Party B’s project results from time to time.

Article 6 The rights and obligations of Party B

1. Party B shall diligently and conscientiously complete the project as agreed herein. Party B shall provide services in accordance with current relevant Chinese laws, regulations, regulations, regulations, standards and service requirements confirmed by Party A, submit qualified results according to the progress requirements stipulated in the contract, be responsible for its completeness, correctness and validity, and after analysis, review, demonstration and evaluation by Party A, modify, supplement and improve in accordance with Party A’s requirements.

2. Party B shall complete the entrustment matters in time, inform the work process at the request of Party A, and properly keep all the materials involved in the project. When collecting important documents, documents and materials from Party A in order to complete the entrusted items, it shall issue a standard receipt list to Party A and properly keep them; after completing the entrusted service items, the above documents, documents and materials shall be returned to Party A in time.

3. Ensure that the project team fully invests its time and energy to efficiently meet Party A’s business needs and project schedule.

4. Ensure the stability of the members of the project team, and the members of the project team shall not be replaced without the written permission of Party A.

5. Keep communication with Party A at any time to ensure that Party A can timely understand the work content, expected time and degree of progress.

6. If there are matters beyond the service scope agreed by both parties during the implementation of the project, Party B will fully communicate with Party A and reach an agreement with Party A.

7. During the validity period of the cooperation, Party B shall regularly report the service situation and information, and constantly improve the service quality.

8. Party B and the members of the project working group of Party B shall keep all information, creativity, resources and planning strictly confidential and abide by the relevant confidentiality system formulated by Party A.

9. Party B shall establish a working error and remedial mechanism. In case that any error occurs, the leader of the project working team shall notify Party A in the first time, and take remedial measures immediately after soliciting Party A’s opinions.

10. Party B shall establish a conflict of interest prevention mechanism and shall not engage in activities that are harmful to Party A’s legitimate rights and interests. Not accepting the entrusted business with the same, similar or similar business within the validity period and 1 year after the expiration or termination of Party A and its subsidiaries; the entrusted business of Party A or its main competitors or rival interests shall not be accepted.

11. Party B shall not violate the current laws and regulations of the state and cause damage to Party A and seek unfair interests.

12. The advertisements and related activities planned and produced by Party B for Party A can be implemented only after written confirmation by Party A or Party A’s representative. Party B shall be responsible for the acts implemented without confirmation by Party A or Party A’s representative. Party B shall compensate for the economic losses caused to Party A.

13. Party B shall not assign its rights and obligations under this Contract to any other third party without its written consent.

Article 7 Intellectual Property rights

1. Any text, pictures, videos, data, charts and other materials involved in any documents and materials submitted by Party B to Party A shall not infringe any intellectual property rights, copyright, trademark rights, patent rights, use right, portrait right and other third parties or any other legal rights. Otherwise, Party B shall bear all liability and compensate Party A for the loss, including losses not limited to damages, liquidated damages, administrative fines, attorney fees, legal costs, investigation expenses, travel expenses and other losses.

2. The intellectual property rights (including market survey data and other trade secrets) and ownership of the project achievements (including all reports, data, conclusions, suggestions, creativity, copywriting, plans, slogans and other creative works) entrusted by Party A belong to Party A. Party A shall have the right to occupy, use and dispose. Party B cannot use or use the above project achievements in any form without the written permission of Party A.

3. After the termination or expiration of this Contract, Party B shall, at the request of Party A, return the articles, materials, documents, company information and data obtained from Party A to Party A or destroy them under the supervision of Party A’s authorized representative. Party B shall not use the aforesaid information or permission in any form or reason.

4. If Party B violates the obligations stipulated in this Article, it shall compensate Party A for breach of contract for any loss of Party A’s economic interests, reputation loss, damages, liquidated damages, administrative fine, investigation fees, attorney fees and other expenses. If the contract is still being performed, Party A has the right to terminate the contract immediately.

Article 8 Confidentiality

1. Due to the performance of this Contract, Party B’s business information, materials, text, pictures, videos, data, analysis and all related materials provided by Party B are highly confidential and within the confidential scope stipulated in this Article, whether Party A is expressed or implied as a business secret.

2. Without Party A’s written permission, Party B shall not publish it on any communication platform including publications, conferences, media (including we media) and social networks and guarantee that all Party B personnel participating in the project or who may know the project and release the project data shall abide by the confidentiality obligations of this Article.

3. Without Party A’s consent, Party B shall not disclose, publicize, publicize or imply that Party B is Party A’s service company.

4. The confidentiality obligation of this Article is permanent and shall not be exempted by the termination, termination or expiration of this Contract.

5. If Party B violates the obligations stipulated in this Article, it shall compensate Party A for breach of contract for any loss of Party A’s economic interests, reputation loss, damages, liquidated damages, administrative fine, investigation fees, attorney fees and other expenses. If the contract is still being performed, Party A has the right to terminate the contract immediately.

6. Party B shall inform and require its employees and the research project to comply with the provisions in this Article. If the employees participating in the research project violate the provisions of this Article, Party B shall be jointly and severally liable.

Article 9 Liability for breach of contract

1. After the Contract comes into force, either party breaches the contract and shall bear all the economic losses of the non-breaching party caused thereby. The Parties shall perform their obligations and agreements fully, appropriately, and timely in strict accordance with the provisions of this Contract, and each of the following events constitutes a breach of contract:

(1) If any party to this Contract fails to fulfill its substantive obligations hereunder, so that the other party fails to achieve the purpose of signing this Contract;

(2) If any statement or warranty made by any party hereto in this Contract is untrue, inaccurate in any material respect, incomplete or misleading.

3. If Party B fails to perform its obligations as agreed herein, Party A shall have the right to refuse to pay, and shall not be deemed as a breach of contract.

4. Party B must guarantee to complete the project as agreed. If Party B cannot provide relevant results (including copy, report, briefing, etc.) according to the contract and attachments, Party A shall have the right to terminate the contract.

5. If Party B violates the law or the project, Party A may investigate Party B.

6. If Party B terminates or cancels this Contract early due to its reasons, it shall be deemed as a breach of contract.

8. If Party B conceals important facts or has serious defects in the quality of the service contents and is sufficient to affect the development, investment and promotion, Party A may terminate this Contract by notifying Party B in writing before the expiration of the entrustment period.

9. If the achievement documents and materials and services submitted by Party B provided do not conform to the quality agreed herein, and Party B refuses to modify, supplement and improve by Party B upon the request of Party A, Party A may notify Party B in writing to terminate this Contract in writing.

10. When Party B occurs or has any ongoing or potential major litigation, government investigation, administrative punishment, arbitration, financial difficulties or large-scale layoffs, Party A has the right to notify Party B in writing to terminate this Contract at any time. Except to Party A, the above circumstances do not affect the services agreed in this Contract.

Article 10 Force Majeure

1. Scope of force majeure: war, fire, typhoon, flood, earthquake, strike, changes in government laws or policies, or other causes or events belonging to force majeure.

2. In case of an event of force majeure, the party affected by the force majeure event shall obtain relevant certificates from the authority and timely notify the other party. The party suffering Force Majeure shall be exempted from all or partial liability for breach of contract by this certificate, and the specific scope and method of exemption shall be negotiated by both parties.

Article 11 Dispute resolution method

This Contract is governed by and construed by the laws of the People’s Republic of China. In case of a dispute between the two parties, it may be settled through negotiation, apply to the relevant departments for mediation, or file a lawsuit to the people’s court where Party A is located according to law.

Article 12 Others

1. Party B and Party B’s personnel cannot bribe the relevant staff of Party A in any way, otherwise Party A has the right to unilaterally terminate the contract and refuse to pay all the funds stipulated in the contract, and reserve the right to investigate the corresponding compensation according to law.

2. In order to safeguard the common interests of both supply and demand, Party B shall actively cooperate with Party A to supervise the whole implementation process of the contract, and Party B shall have the right to complain to the supervision department of Party A.

3. At the time of signing this Contract, Party A and Party B have had a detailed communication and negotiation on all the terms of this Contract. All parties have no doubt about all the terms of the Contract and have an accurate understanding of the legal meaning of the rights, obligations, liability restriction or exemption provisions of all parties. Once signed, it indicates that the parties have fully understood and understood the full terms of the Contract and have voluntarily complied with after careful consideration.

Article 13 Supplementary Provisions

1. This Contract shall come into force upon signature or seal by both parties. For matters not covered, another supplementary agreement may be signed.

2. This Contract and annex are made in duplicate, each holding one copy.

(Contract signing page is shown below)

Party A (signature):

Party B (Signature):